Exhibit 10.1.3
AMENDMENT NO. 1 TO THE EQUITY INTEREST PURCHASE AGREEMENT
This Amendment No. 1 to the Equity Interest Purchase Agreement, dated as of October 29, 2019 (this “Amendment”), is entered into by and among (a) (i) BKD CCRC PropCo Holdco Member, LLC, a Delaware limited liability company (“PropCo Seller”), and (ii) BKD CCRC OpCo Holdco Member, LLC, a Delaware limited liability company (“OpCo Seller” and, together with PropCo Seller, “Sellers”), and (b) (i) HCP S-2014 Member LLC, a Delaware limited liability company (“PropCo Purchaser”), and (ii) S-H 2014 OpCo TRS, Inc., a Delaware corporation (“OpCo Purchaser” and, together with PropCo Purchaser, “Purchasers”).
RECITALS
WHEREAS, Sellers, Purchasers, solely for the purposes of Section 4.3 of the Agreement, Brookdale Senior Living Inc., a Delaware corporation, and, solely for purposes of Section 2.3 and Section 4.6 of the Agreement, HCP, Inc., a Maryland corporation, entered into the Equity Interest Purchase Agreement, dated as of October 1, 2019 (as amended from time to time, the “Agreement”), for the purchase and sale of the JV Interests; and
WHEREAS, Sellers and Purchasers desire to amend the Agreement in accordance with Section 9.4 of the Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Sellers and Purchasers hereby agree as follows:
Section 1.1    All capitalized terms used herein shall have the meanings set forth in the Agreement, unless the context indicates otherwise.
Section 1.2    The Recitals to the Agreement shall be amended by deleting “Freedom Village Bradenton (FL)” from the definition of “Sale Facilities.”
Section 1.3    Schedule B (List of Facilities and Corresponding PropCo Subs and OpCo Subs) of the Agreement shall be deleted in its entirety and replaced with Schedule B attached to this Amendment.
Section 1.4    Schedule 1.2 (Purchase Price) of the Agreement shall be deleted in its entirety and replaced with Schedule 1.2 attached to this Amendment.
Section 1.5    Schedule A-1 (List of PropCo Subs) of the Agreement shall be amended to insert the following additional entity to Schedule A-1:
12. CCRC PropCo - Bradenton, LLC

Section 1.6    Schedule A-2 (List of OpCo Subs) of the Agreement shall be amended to insert the following additional entity to Schedule A-2:
15. CCRC OpCo - Bradenton, LLC
Section 1.7    Schedule 4.1(c) (Consents; Notices; Governmental Approvals) of the Agreement shall be deleted in its entirety and replaced with Schedule 4.1(c) attached to this Amendment.
Section 1.8    Exhibit E (Form of Termination Agreement) of the Agreement shall be deleted in its entirety and replaced with Exhibit E attached to this Amendment.
Section 1.9    Except as otherwise expressly provided in this Amendment, all of the terms and conditions of the Agreement remain unchanged and continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto as if the amendments made hereby were originally set forth in the Agreement. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment.
Section 1.10    The provisions of Article IX of the Agreement shall apply mutatis mutandis to this Amendment. Any conflict arising between this Amendment and the Agreement shall be resolved in favor of the terms and intent of this Amendment.
Section 1.11    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures to this Amendment executed and transmitted by facsimile (or by copies of physically signed documents exchanged via e-mail attachments in PDF or an equivalent format) shall be valid and effective to bind the party so signing.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date and year first above written.

SELLERS:
BKD CCRC PROPCO HOLDCO MEMBER, LLC, a Delaware limited liability company By: /S/ H. Todd Kaestner Name: H. Todd Kaestner Title: Executive Vice President

BKD CCRC OPCO HOLDCO MEMBER, LLC, a Delaware limited liability company By: /S/ H. Todd Kaestner Name: H. Todd Kaestner Title: Executive Vice President

[Signatures continue on following page]

PURCHASERS:
HCP S-2014 Member LLC, a Delaware limited liability company By: /s/Adam G. Mabry Name: Adam G. Mabry Title: Senior Vice President
S-H 2014 OPCO TRS, INC., a Delaware corporation By: /s/Adam G. Mabry Name: Adam G. Mabry Title: Senior Vice President

Schedule B

List of Facilities and Corresponding PropCo Subs and OpCo Subs

Facility Name	Facility Address	PropCo Sub / Fee Owner	OpCo Sub / Lessee or Owner

[omitted for SEC filing purposes]

Schedule 1.2

Purchase Price

Enterprise Valuation of Portfolio after giving effect to the Internal Restructuring	$1,060,000,000.00
Portfolio Debt as of the Closing	($586,120,184.88)	Estimate as of September 30, 2019 - to be updated at Closing
Equity Valuation	$473,879,815.12	Estimate as of September 30, 2019 - to be updated at Closing
Percentage Interest Purchased	51%
Purchase Price	$241,678,705.71	Estimate as of September 30, 2019 - to be updated at Closing

For purposes of this Schedule 1.2, “Portfolio Debt” shall mean any obligations under any indebtedness for borrowed money (including all principal and interest thereon) owed by the JV Entities and their subsidiaries, excluding (i) any indebtedness between or among the JV Entities and their subsidiaries, and (ii) any Entrance Fee Liabilities.
For the avoidance of doubt, the Portfolio Debt shall be calculated after giving effect to the Internal Restructuring.

Schedule 4.1(c)

Consents; Notices; Governmental Approvals

I.	Required Governmental Approvals

STATE	FACILITY NAME	LICENSE/PERMIT/ CERTIFICATE	GOVERNMENTAL AUTHORITY	ACTION

[omitted for SEC filing purposes]

II.	Other Notices and Filings

STATE	FACILITY NAME	LICENSE/PERMIT/ CERTIFICATE	GOVERNMENTAL AUTHORITY	ACTION

[omitted for SEC filing purposes]

III.	Required Notices Pursuant to Existing Debt

Property	Lender/Servicer	Agency	Transfer/Prepayment Notice Provision

[omitted for SEC filing purposes]

Exhibit E

Form of Termination Agreement

[omitted for SEC filing purposes]

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